                                                                   Exhibit 10.42




                                                                 EXECUTION DRAFT




                                WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of December 30, 1998 among POLYVISION CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "ISSUER"), and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("HANCOCK,"), JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("VARIABLE") and HANCOCK MEZZANINE PARTNERS L.P. ("MEZZANINE" and together with Hancock and Variable and their respective successors and assigns, the "INVESTORS").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Issuer and the Investors have entered into a Senior Subordinated Note and Warrant Purchase Agreement of even date herewith (as amended, modified, supplemented or restated and as in effect from time to time, the "NOTE AGREEMENT"), pursuant to which the Investors have agreed, subject to the terms and conditions thereof, to purchase from the Issuer $25,000,000 in aggregate principal amount of the Issuer's 12.5% Senior Subordinated Notes due 2006 (the "NOTES"); and

         WHEREAS, to induce the Investors to enter into the Note Agreement and purchase the Notes pursuant to the terms thereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer has agreed to issue the Warrants (as hereinafter defined) to the Investors providing for the purchase of shares of Common Stock (as hereinafter defined) of the Issuer in the manner hereinafter provided.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS; ACCOUNTING TERMS AND DETERMINATIONS.

         1.01 DEFINITIONS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "AFFILIATE" shall mean, as to any Person (the "RELEVANT PERSON"), any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the Relevant Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of

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the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED THAT, in any event, any Person that owns or has the right to acquire directly or indirectly (including as part of a group) 10% or more of the Voting Capital Stock in a corporation or 10% or more of partnership or other ownership interests of any other Person, other than as a limited partner or nonmanaging member of such other Person, will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of a Relevant Person solely by reason of his or her being an employee of such Relevant Person or any Subsidiary, and (b) neither the Investors nor any bank, bank holding company or subsidiary shall be an Affiliate of the Issuer or any Subsidiary.

         "ARTICLES OF INCORPORATION" shall mean the Issuer's certificate of incorporation as amended and restated from time to time to the extent permitted under this Agreement.

         "BOARD" shall mean the Board of Directors of the Issuer.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

         "COMMON STOCK" shall mean the Issuer's authorized Common Stock, par value $.001 per share, as constituted on the Issue Date and any stock into which such Common Stock may thereafter be converted or changed, and also shall include any other stock of the Issuer of any other class, which is not preferred as to dividends or assets over any other class of any other stock of the Issuer.

         "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities or rights which are exchangeable for or exercisable or convertible into a specified security of the Issuer either immediately or upon the occurrence of a specified date or event.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "EXPIRATION DATE" shall have the meaning assigned to such term in the Warrants.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned


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or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

         "HOLDER" shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of this Agreement, including any transferees of Warrants or Warrant Stock; PROVIDED, HOWEVER, that a holder of Warrant Stock purchased pursuant to an effective registration statement or in an ordinary brokerage transaction pursuant to Rule 144 shall not be deemed a Holder.

         "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to."

         "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) capital lease obligations of such Person; and (f) Indebtedness of others guaranteed by such Person.

         "INVESTORS" shall have the meaning assigned to such term in the preamble of this Agreement.

         "ISSUER" shall have the meaning assigned to such term in the preamble of this Agreement.

         "ISSUE DATE" shall mean the date hereof which date shall be the date of the original issuance of the Warrants hereunder.

         "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.


         "MAJORITY WARRANT STOCKHOLDERS" shall mean the Holders of a majority of the Warrant Stock issued or issuable upon exercise of the Warrants.


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         "MANAGEMENT FEES" shall mean for any period, all fees, emoluments or similar compensation paid or incurred by any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to the Issuer or any of the Subsidiaries) in respect of services rendered in connection with the management or supervision of the management of such Person, other than salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment.

         "NOTE AGREEMENT" shall have the meaning assigned to such term in the first recital of this Agreement.

         "NOTES" shall have the meaning assigned to such term in the first recital of this Agreement.

         "OPTION" shall mean any warrant, option or other right to subscribe for or purchase a specified security of the Issuer.

         "PERSON" shall mean a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, an individual or a Governmental Authority.

         "QUALIFIED PUBLIC OFFERING" shall mean a primary public offering of Common Stock under the Securities Act resulting in aggregate net cash proceeds to the Company of not less than Ten Million ($10,000,000) Dollars.

         "REGISTRATION AGREEMENT" shall mean the Registration Agreement, dated as of the date hereof, between the Issuer and the Investors relating to the registration of the Registrable Securities (as defined therein) under and pursuant to the Securities Act, as the same shall be modified and supplemented and in effect from time to time.

         "RESTRICTED SECURITIES" shall mean Restricted Stock and Restricted Warrants.

         "RESTRICTED STOCK" shall mean Warrant Stock evidenced by a certificate bearing or required to bear the restrictive legend set forth in Section 3.03 hereof.

         "RESTRICTED WARRANTS" shall mean Warrants evidenced by a certificate bearing or required to bear the restrictive legend set forth in Section 3.03 hereof.

         "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "RULE 144A" shall mean Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).


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         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLER NOTE" shall mean the Issuer's 10% Convertible Subordinated Promissory Note in the amount of $8,000,000 payable to Wind Point Partners III.

         "STOCKHOLDER" shall mean any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

         "STOCK UNIT" shall have the meaning assigned to such term in the Warrants.

         "SUBSIDIARY" shall mean any Person in which the Issuer, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in or the Voting Capital Stock of such Person.

         "THIRD PARTY" shall mean a Person or entity not otherwise an Affiliate of the Issuer.

         "TRANSFER" shall mean any sale, transfer, assignment, pledge or other disposal, whether direct or indirect, by any Holder of all or any portion of its beneficial interest in its Warrant or the related Warrant Stock.

         "VOTING CAPITAL STOCK" with respect to any corporation shall mean its capital stock entitled to vote generally for the election of directors. In the case of a corporation with more than one class of capital stock entitled to vote generally for the election of directors, references to "a majority of the Voting Capital Stock" or to a specific percentage of Voting Capital Stock shall be deemed to be references to a number of shares of Voting Capital Stock entitling the holders thereof, in the aggregate, to vote the requisite percentage of total votes available to all classes of Voting Capital Stock.

         "WARRANT STOCK" shall mean (a) the shares of Common Stock purchased or purchasable by the Holders of the Warrants upon the exercise thereof, and (b) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Common Stock referred to in clause (a) above, or acquired by way of any rights offering or similar offering made in respect of the Common Stock referred to in said clause (a). Any Warrant Stock purchased by the Issuer shall, upon such purchase, cease to be Warrant Stock, cease to be outstanding and the Issuer, upon such purchase, shall not be deemed a Holder.

         "WARRANTS" shall mean each warrant certificate covering the purchase of shares of Common Stock in the form of ANNEX I hereto, and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof.



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

         1.02 ACCOUNTING TERMS AND DETERMINATION. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder and under the Warrants shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

         1.03 REFERENCE TO NOTE AGREEMENT. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Agreement.

         SECTION 2. PURCHASE AND SALE OF WARRANTS.

         2.01 AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS. The Issuer has authorized the issuance of (a) the Warrants to the Investors pursuant to this Agreement, and (b) such number of shares of Common Stock as shall be necessary to permit the Issuer to comply with its obligations to issue Common Stock pursuant to the Warrants.

         2.02 ISSUANCE OF WARRANTS. On the date hereof, the Issuer shall (a) issue to the Investors Warrants representing, in the aggregate, 2,986,467 shares of the Common Stock (such number subject to adjustment after the Issue Date in accordance with Sections 4 and 5 of the Warrants) allocated among the Investors in accordance with Annex 1 to the Note Agreement, (b) deliver to each Investor a certificate for the Warrant to be acquired by such Investor pursuant to this
Section 2.02, registered in the name of such Investor, except that, if such Investor shall notify the Issuer in writing prior to such issuance that it desires certificates for warrants to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of such Investor for its or their benefit, then the certificate for the Warrant shall be issued to such Investor in the denominations and registered in the name or names specified in such notice, and (c) deliver to the Investors a legal opinion from counsel to the Issuer in form and substance satisfactory to the Investors.

         2.03 RESERVED.

         2.04 PURCHASE FOR THE INVESTORS' ACCOUNT. Each Investor jointly and not severally represents and warrants to the Issuer as follows:

         (a) Such Investor is purchasing and shall purchase its Warrant for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of such Investor at any time, in accordance with this Agreement or the Registration Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrant or the Warrant Stock held by it.

         (b) Such Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.



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         2.05 SECURITIES ACT COMPLIANCE. Each Investor understands that the
Issuer has not registered the Warrants or the Warrant Stock under the Securities Act, and the Investors agree that neither the Warrants nor the Warrant Stock shall be sold or transferred or offered for sale or transfer without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Section 3 hereof and in the Registration Agreement.

         SECTION 3. RESTRICTIONS ON TRANSFERABILITY.

         3.01 TRANSFERS GENERALLY. The Restricted Securities shall be transferable only upon the conditions specified in this Section 3 and in the Registration Agreement.

         3.02 TRANSFERS OF RESTRICTED SECURITIES PURSUANT TO REGISTRATION STATEMENT RULE 144 AND RULE
144A.

         The Restricted Securities may be offered or sold by the Holder thereof pursuant to:

         (i) an effective registration statement under the Securities Act;

         (ii) Rule 144 or Rule 144A, to the extent applicable; or

         (iii) any other legally available means of transfer; PROVIDED, such Holder shall deliver, at such Holder's expense, to the Issuer a notice with respect to the proposed transfer, together with an opinion of counsel reasonably satisfactory to the Issuer (which may be a licensed attorney employed by an Investor), to the effect that an exemption from registration under the Securities Act is available.

         (c) In the event of any proposed permitted transfer of Warrants or Warrant Stock hereunder, the Issuer shall assist such Holder in disposing of its Warrants and Warrant Stock in a prompt and orderly manner and, at the request of such Holder, the Issuer shall provide (and authorize such Holder to provide) financial and other information concerning the Issuer to any prospective purchaser of the Warrants or Warrant Stock owned by such Holder as such purchaser may reasonably request; PROVIDED THAT, upon request of the Issuer, such purchaser shall enter into a confidentiality agreement with respect to any such non-public information in the form of Section 5.6 of the Note Agreement.

         3.03 RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this
Section 3, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:


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    "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT
    TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF DECEMBER 30, 1998 (AS AMENDED, MODIFIED AND SUPPLEMENTED, THE "WARRANT AGREEMENT") AMONG POLYVISION CORPORATION, A NEW YORK CORPORATION ("ISSUER"), AND JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND HANCOCK MEZZANINE PARTNERS L.P. ("INVESTORS") AND THE REGISTRATION AGREEMENT DATED AS OF DECEMBER 30, 1998 (AS AMENDED, MODIFIED AND SUPPLEMENTED, THE "REGISTRATION AGREEMENT") AMONG THE ISSUER AND THE INVESTORS, AS EACH OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT MAY BE AMENDED, MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF EACH OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT."

         3.04 TERMINATION OF RIGHTS AND RESTRICTIONS. All the restrictions imposed by this Section 3 upon the transferability of the Restricted Securities and all rights under this Agreement with respect to Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restrictions imposed by this Section 3 shall terminate as to any Restricted Security as hereinabove provided, the Holder thereof shall be entitled to receive from the Issuer, without expense, a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

         3.05 CANCELLATION AND ISSUANCE. Upon any transfer of any Warrant in compliance with the terms hereof, the transferring Holder may request (upon 10 days' prior notice to the Issuer) that (a) a number of Warrants held by such Holder be canceled on the date of such assignment and transfer and (b) a like number of Warrants be issued by the Issuer to the Person to whom such Warrant is being assigned or otherwise transferred, and upon the date specified in such request:

         (i) the Issuer will deliver to each Person that receives a certificate for Warrants a favorable legal opinion from counsel to the Issuer acceptable to such Person, covering the matters set forth in the opinion of counsel delivered to the Issuer pursuant to Section 3.02 hereof in form and substance satisfactory to such Person;



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         (ii) each Person that receives a certificate for Warrants will execute and deliver to the Issuer (x) a certificate to the Issuer affirming the representations and warranties contained in Section 2.03 hereof as of such date, and (y) a counterpart of this Agreement; and

         (iii) the Issuer will deliver a certificate to each Person that receives a certificate for Warrants affirming the representations and warranties contained in the Note Agreement as of such date, subject to any updates and disclosures made by the Issuer at such time.

         SECTION 4. RESERVED

         SECTION 5. RESERVED

         SECTION 6. HOLDERS' RIGHTS.

         6.01 DELIVERY EXPENSES. If a Holder surrenders any certificate for Warrants or Warrant Stock to the Issuer (or a transfer agent of the Issuer) in exchange for certificates of other denominations or registration in another name or names, the Issuer shall (provided such Holder is in compliance with the terms of this Agreement) cause such new certificates to be issued to such Holder and any transferees, as may be appropriate, and shall pay all delivery costs (including the cost of insurance) associated therewith (including any costs incurred by the Holder).

         6.02 TAXES. Subject to Section 9 of the Warrants, the Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the Registration Agreement or the issuance of any Warrant and Warrant Stock hereunder or in connection with any modification of this Agreement, the Registration Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 6.02 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Stock by the Issuer, any termination of this Agreement or the Registration Agreement, and any cancellation or termination of the Warrants.

         6.03 REPLACEMENT OF INSTRUMENTS. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Stock, and

         (a) in the case of loss, theft or destruction, an indemnity reasonably satisfactory to it, PROVIDED that, if the owner of the same is an Investor or an Institutional Investor, its own agreement of indemnity shall be deemed to be satisfactory, or

         (b) in the case of mutilation, upon surrender or cancellation thereof, the Issuer, at its expense, shall execute, register and deliver a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock.



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         6.04 INDEMNIFICATION. The Issuer shall indemnify and hold harmless each of the Investors and the Holders and each of their respective directors, officers, employees, stockholders, Affiliates and agents (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from, or in any way relate to, this Agreement, the Warrants, the Warrant Stock, or the Registration Agreement, or in connection with the other transactions contemplated hereby and thereby, including any legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise), except to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person or such Indemnified Person's willful and material breach of this Agreement, the Warrants or the Registration Agreement.
No Indemnified Person shall be responsible or liable to Issuer for any damages which may be alleged as a result of or relating to this Agreement, the Warrants or the Registration Agreement, or in connection with the other transactions contemplated hereby and thereby, other than to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person or such Indemnified Person's willful and material breach of this Agreement, the Warrants or the Registration Agreement. The provisions of this Section 6.04 shall survive the issuance of the Warrant Stock, the termination of this Agreement, and the Expiration Date.

         6.05 BOARD OBSERVER. The Issuer shall give the Holders all written materials and other information related thereto (including copies of all minutes and all resolutions adopted by the Board and by the board of directors of each Subsidiary) promptly upon the approval or adoption thereof, at the same time and in the same manner as such written materials and other information are given to members of the Board and of the board of directors of each Subsidiary of the Issuer.

         SECTION 7. OTHER COVENANTS OF ISSUER. The Issuer agrees with each Holder that, so long as any of the Warrants and/or Warrant Stock shall be outstanding:

         7.01 FINANCIAL STATEMENTS, ETC. The Issuer shall deliver the information specified below to each Holder or holder of Warrant Stock:

         (a) as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Issuer (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

         (i) a consolidated balance sheet as at the end of such quarter; and

         (ii) consolidated statements of income and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

for the Issuer and its Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared

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in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a senior financial officer and accompanied by an officer's certificate in accordance with Section 5.3 of the Note Agreement; PROVIDED, that timely delivery of copies of the Issuer's Quarterly Report on Form 10-Q filed with the Commission shall be deemed to satisfy the requirements of this Section 7.01(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 7.01(a);

         (b) as soon as practicable after the end of each fiscal year of the Issuer, and in any event within ninety (90) days thereafter:

         (i) a consolidated balance sheet as at the end of such year; and

         (ii) consolidated statements of income, stockholders' equity and cash flows for such year;

for the Issuer and its Subsidiaries, setting forth, in comparative form, the financial statements for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an (1) an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Issuer or a material Subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; and (2) an officer's certificate in accordance with Section 5.3 of the Note Agreement;

         (c) promptly upon their becoming available, and in any event within fifteen (15) days thereafter:

         (i) each financial statement, report, notice or proxy statement sent by the Issuer to stockholders generally;

         (ii) each regular or periodic report (including, without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Issuer or any of its Subsidiaries with the Commission; and

         (d) from time to time such other information regarding the financial condition, operations, business or prospects of the Issuer or any of its Subsidiaries as any Holder may reasonably request.

         7.02 ACCOUNTANTS; SHAREHOLDER MEETINGS. The Issuer shall, (a) retain a nationally recognized independent accounting firm as its auditors, and (b) afford each Holder and its authorized agents the right to attend all meetings of stockholders of the Issuer and/or its Subsidiaries.

         7.03 ARMS LENGTH TRANSACTIONS. The Issuer will not engage in any transaction with a stockholder or any Affiliate of a stockholder which is not on an arms length basis or which is on terms which are more favorable to such stockholder or Affiliate than could be obtained by the Issuer from an unaffiliated third party, including, without limitation, the purchase of Issuer securities, or receipt of fees or other compensation from the Issuer.

         7.04 RESTRICTIONS ON PERFORMANCE. The Issuer shall not enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement, the Registration Agreement or the Warrants, or making such performance or the issuance of shares of Common Stock upon the exercise of any Warrant a default under any such agreement or instrument other than the Note Agreement and the Senior Credit Facility.

         7.05 MODIFICATION OF ARTICLES OF INCORPORATION. Without the prior written consent of the Majority Warrant Stockholders, the Issuer shall not amend its Articles of Incorporation in any respect relating to the Common Stock other than (a) to increase or decrease the number of shares of authorized capital stock (subject to the first sentence of Section 7 of the Warrants), (b) to decrease the par value of any shares of Common Stock, or (c) in connection with a Qualified Public Offering.

         7.06 MANAGEMENT FEES. Except as and to the extent permitted by the Note Agreement, the Issuer shall not pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Issuer.

    SECTION 8 MISCELLANEOUS.

         8.01 HOME OFFICE PAYMENT. The Issuer shall punctually pay all amounts which become due and payable to the Investors with respect to any Warrant or Warrant Stock to the Investors at the address registered on the books of the Issuer maintained for such purpose, or at such other place and in such manner as the Investors may designate by notice to the Issuer, without presentation or surrender of such Warrant or the making of any notation thereon. The Investors agree that prior to the sale, transfer or other disposition of a part of any Warrant, it will make notation thereon of the number of Stock Units covered by the part of the Warrant sold, transferred or disposed, or surrender the same in exchange for a Warrant covering the number of Stock Units remaining on the Warrant so surrendered. The Issuer agrees that the provisions of this Section
8.01 shall inure to the benefit of any other Holder registered on the books of the Issuer.

         8.02 WAIVER. No failure on the part of the Investors to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrants or the Registration Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         8.03 NOTICES.

         (a) All notices, requests and other communications provided for herein and the Warrants (including any waivers or consents under this Agreement and in the Warrants) shall be given or made in writing,

         (i)      if to the Issuer:

                  PolyVision Corporation
                  48-62 36th Street
                  Long Island City, New York 11101
                  Attention: President
                  Telephone: (718) 729-1050
                  Fax:  718-786-9310

                  WITH A COPY TO:

                  Greenberg Traurig
                  200 Park Avenue
                  New York, New York 10166-4193
                  Attention: Richard M. Zaroff
                             Spencer G. Feldman

                  Telephone: (212) 801-9200
                  Fax:       (212) 801-6400

         (ii) if to an Investor:

              John Hancock Mutual Life Insurance Company
              200 Clarendon Street
              Boston, MA  02117
              Attention:  Bond and Corporate Finance Department T-57

              Fax:          (617) 572-1605

         (iii) if to any Holder or holder of Warrant Stock, to the address for such Holder or holder as it appears in the stock or warrant ledger of the Issuer;

or, to any such Person at such other address as such Person may designate in a written notice to the Issuer, the Investors and the other Holders.

         (b) All such notices, requests and other communications shall be (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid and (ii) effective upon receipt.

         (c) For purposes of giving notices, waivers and consents hereunder, Holders shall be deemed holders of the Warrant Stock issued on exercise of Warrants.

         8.04 EXPENSES. ETC. The Issuer agrees to pay or reimburse the Investors and the Holders for: (a) all reasonable out-of-pocket costs and expenses of the Investors and the Holders (including all document production and duplication charges and the reasonable fees and expenses of counsel to the Investors), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Warrants and the Registration Agreement and the issuance of Warrants hereunder, and (ii) any proposed amendment, modification or waiver of (or consents in respect of) any of the terms of this Agreement, the Registration Agreement or the Warrants (whether or not any such amendment, modification, waiver or consent is effected); and (b) all reasonable costs and expenses of the Investors and the Holders (including reasonable legal fees and expenses) incurred in connection with (i) any default by the Issuer hereunder or under the Warrant or the Registration Agreement or any enforcement proceedings resulting therefrom, (ii) the enforcement of this Section 8.04 or any other rights of the Holders hereunder or under the Warrants (including the costs of determining whether or how to enforce such rights), (iii) responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Person's having acquired any Warrant, and (iv) the cost and expenses incurred in any bankruptcy case involving the Issuer or any Subsidiary. The provisions of this Section 8.04 shall survive the issuance of the Warrant Stock, the termination of this Agreement, and the Expiration Date.

         8.05 AMENDMENTS. ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Issuer and the holders of (a) two-thirds in number of shares of the Restricted Stock and (b) Restricted Warrants covering two-thirds in number of the Restricted Stock issuable upon conversion of all Restricted Warrants; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the written consent of all holders of such shares and Warrants at the time outstanding, amend this Section 8.05.

         8.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.07 SURVIVAL. All representations and warranties made by the Issuer herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement or the Registration Agreement (and all statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Issuer hereunder) shall be considered to have been relied upon by the Investors and shall survive the issuance of the Warrants or the Warrant Stock regardless of any investigation made by or on behalf of the Investors.

         8.08 SPECIFIC PERFORMANCE. Damages in the event of breach of this Agreement by a Holder or the Issuer would be difficult, if not impossible, to ascertain, and it is therefore agreed that each Holder and the Issuer, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each Holder and the Issuer hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Holders or the Issuer from pursuing any other rights and remedies at law or in equity which the Holders or the Issuer may have.

         8.09 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

         8.11 GOVERNING LAW, WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION, ETC. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE WARRANTS, THE REGISTRATION AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

         ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS, THE REGISTRATION AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT, THE WARRANTS, THE REGISTRATION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK COUNTY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT

SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS, THE REGISTRATION AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGEMENT IN RESPECT OF ANY BREACH HEREUNDER OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

         NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE PARTIES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         8.12 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         8.13 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

         8.14 CONFIDENTIALITY. Each Holder agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound practices, any non-public information supplied to it by the Issuer pursuant to this Agreement which is identified by the Issuer as being confidential at the time the same is delivered to such Holder, PROVIDED that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel or other agents or advisors for any of the Holders, (c) to regulatory personnel, auditors or accountants, (d) in connection with any litigation to which any one or more of the Holders is a party, (e) to a Subsidiary or Affiliate of such Holder or (f) to any prospective holder of Warrants or Warrant Stock so long as such prospective holder first executes and delivers to such Holder and the Issuer a confidentiality agreement substantially in the form of ANNEX I to the Registration Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.


                                POLYVISION CORPORATION


                                By: /s/ Joseph A. Menniti
                                   ---------------------------------
                                Name: Joseph A. Menniti
                                     -------------------------------
                                Title: Chief Executive Officer
                                      ------------------------------


                                JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                By: /s/ Stacey P. Agretelis
                                   ---------------------------------
                                Name: Stacey P. Agretelis
                                     -------------------------------
                                Title: Assistant Investment Officer
                                      ------------------------------

                                HANCOCK MEZZANINE PARTNERS L.P.

                                By: Hancock Mezzanine Investments LLC, its
                                      General Partner

                                By: John Hancock Mutual Life Insurance Company,
                                      as Investment Manager

                                By: /s/ Stacey P. Agretelis
                                    ---------------------------------
                                Name: Stacey P. Agretelis
                                    ---------------------------------
                                Title: Assistant Investment Officer
                                     --------------------------------
                                JOHN HANCOCK VARIABLE LIFE
                                INSURANCE COMPANY


                                By: /s/ Anthony C. Urick
                                    ---------------------------------
                                Name: Anthony C. Urick
                                    ---------------------------------
                                Title: Vice President, Investments
                                    ---------------------------------